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                                                                   EXHIBIT 3.1.2

FILED # C18797-94
June 2, 1999

                      VIETNAM/VS INTERNATIONAL TRADE CORP.
                      ------------------------------------
                               NAME OF CORPORATION

       I, THE UNDERSIGNED, DANIEL L. HODGES, PRESIDENT AND SECRETARY OF VIETNAM/US INTERNATIONAL TRADE CORP., DOES HEREBY CERTIFY:

                  THAT THE BOARD OF DIRECTORS OF SAID CORPORATION AT A MEETING DULY CONVENED, HELD ON THE 1OTH DAY OF MAY, 1999, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS;

         RESOLVED: THAT THE NUMBER OF SHARES OF THE CORPORATION AUTHORIZED AND
                   ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 1,000;

         RESOLVED: THAT THE NAME OF THE CORPORATION BE CHANGED TO BE:

                   PIONEER SPIRIT 2000, INC.

         RESOLVED: THAT THE AUTHORIZED STOCK OF THE COMPANY BE AND IS HEREBY
                   AMENDED AS FOLLOWS; 100,000,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $.001 PER SHARE.

         RESOLVED: THAT THE SAID CHANGE(S) AND AMENDMENTS HAVE BEEN CONSENTED TO
                   AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.



          /S/
         ----------------------------
         PRESIDENT

          /S/
         ----------------------------
         SECRETARY



                STATE OF NEVADA
                COUNTY OF CLARK
                ON THIS 10th DAY OF MAY, 1999, PERSONALLY APPEARED BEFORE
                ME, A NOTARY PUBLIC, THE FOLLOWING NAMED DANIEL I. HODGES, PRESIDENT AND SECRETARY OF VIETNAM/US INTERNATIONAL TRADE CORP., WHO ACKNOWLEDGED THAT HE EXECUTED THE ABOVE INSTRUMENT.

          /s/ Colette Thorne
          ---------------------------
          Notary Public



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         SEVENTH: The name and post office address of the INCORPORATOR SIGNING
THE ARTICLES OF INCORPORATION IS AS FOLLOWS:

       NAME                             POST OFFICE ADDRESS

LISA G. Mulligan                        1013 Centre Road
                                        Wilmington, DE 19805

         EIGHTH: The corporation is to have perpetual existence.

         NINTH: In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

         TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         ELEVENTH: THIS CORPORATION RESERVES THE RIGHT to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to THIS RESERVATION.

         I, THE UNDERSIGNED, BEING the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this eighteenth day of November, A.D. 1994.


                                                /s/ Lisa G. Mulligan
                                                --------------------
                                                Lisa G. Mulligan, corporator